UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2011

PHC, Inc.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts
(State of Incorporation or Organization)

1-33323	04-2601571
(Commission File Number)	(I.R.S. Employer Identification No.)

200 Lake Street, Suite 102, Peabody, Massachusetts	01960
(Address of Principal Executive Offices)	(Zip Code)

 Registrant's telephone number, including area code: (978) 536-2777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁭ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⁭ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⁭ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⁭ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 15, 2011, PHC, Inc, d/b/a Pioneer Behavioral Health (the “Company”), entered into an Asset Purchase Agreement with Universal Health Services, Inc. (the “Seller”) to acquire substantially all of the operating assets (other than cash) and assume certain liabilities associated with Meadow Wood Behavioral Health, a behavioral health facility located in New Castle, Delaware (the “Facility”). Additionally, at closing, the Company will hire the Seller’s employees currently employed at the Facility and assume certain obligations with respect to those transferred employees.  Also at closing, the Company and the Seller will to enter into a transition services agreement to facilitate the transition of the business.  The purchase price is $21.5 million in cash, subject to a working capital adjustment.

The closing is contingent upon regulatory approval, including approval from the Federal Trade Commission and appropriate regulatory agencies of the State of Delaware in addition to other customary closing conditions.  The anticipated acquisition is being made in connection with the divestiture requirements imposed on the Seller by the FTC following its acquisition of Psychiatric Solutions, Inc.  The transaction is expected to close late in the second quarter of 2011.

The Purchase Agreement includes customary representations, warranties and covenants.  The Seller, among other subjects, has made representations and warranties as to the Facility and the absence of material adverse changes in the Facility.  The Company, among other subjects, has made representations and warranties as to having obtained a commitment letter which, subject to the terms and conditions of such commitment letter, will provide the funds necessary for the Company to consummate the transaction.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the terms and conditions of the Purchase Agreement, which is filed as Exhibit 10.31 to this Current Report on Form 8-K.  The Company’s press release dated March 16, 2011 describing the transaction is also included as an exhibit to this filing.

The Purchase Agreement has been included as an exhibit to this Current Report on Form 8-K to provide you with information regarding its terms.  The Purchase Agreement contains representations and warranties that the parties thereto made to the other parties thereto as of specific dates.  The representations and warranties in the Purchase Agreement were made solely for purposes of the contract among the parties, and each is subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms thereof.  Some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders or may have been used for the purpose of allocating risk among the parties rather than establishing matters as facts.  You should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Facility, the Company or the Seller.  Further, the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company or the Seller.

Item 8.01 Other Events

On March 15, 2011, the Company enter into a commitment letter with Jefferies Finance LLC, a division of Jefferies and Company, Inc., for the funding of the acquisition of the Facility.  Jefferies Finance LLC has agreed, subject to the terms and conditions of the commitment letter, to provide the financing for a new senior secured term loan of up to $23.5 million, which is intended to finance the acquisition as contemplated by the Purchase Agreement, and a $3.0 million senior secured revolving credit facility.

The commitment of Jefferies Finance LLC is subject to various customary conditions, including there being no material adverse changes in the Company and the Facility.

The term loan and the revolving credit facility will be subject to the following terms:
(i) the term loan and the revolving credit facility will mature three years after closing.  One percent of the principal amount of the term loan will be required to be repaid each year during the term.

(ii) the term loan and the revolving credit facility will bear interest, at the option of the Company, at (a) the Eurodollar Rate plus the Applicable Margin (as defined below) or (b) the highest of (x) the U.S. prime rate, (y) the Federal Funds rate plus 0.50% and (z) one-month Eurodollar Rate plus 1% per annum (the “Base Rate”), plus the Applicable Margin.  (As used above, the Eurodollar Rate will in no event be less than 1.75% at any time.)  The “Applicable Margin” shall mean 5.5% per annum, in the case of Eurodollar loans, and 4.5% per annum, in the case of Base Rate loans.

(iii) optional prepayments of the term loan and the revolving credit facility and optional reduction of the revolving credit facility will be permitted at any time without premium or penalty.

(iv) the following amounts will be required to be applied to mandatory prepayments: 100% of the net proceeds of the sale of equity, 100% of the net proceeds of the issuance of additional debt (except as approved by the lender), 100% of the net proceeds of the sale of assets, 75% of “excess cash flow” (to be defined) and 100% of “extraordinary receipts” (to be defined).

(v) the term loan and the revolving credit facility will be secured by a first lien on substantially all of the Company’s assets.

The applicable interests rates will be subject to increase in certain circumstances, and the Company will be required to pay certain fees in connection with the closing and in connection with the maintenance and administration of the loans.

In connection with entering into the commitment letter the Company paid an underwriting and arrangement fee of 1% of the aggregate principal amount of the commitment.  The Company will be required to pay a fee of 1% per annum on the commitment amount if the closing has not occurred within 90 days.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are being furnished herewith:

Exhibit No.	Exhibit Description

10.31	Asset Purchase Agreement between Universal Health Services, Inc. and PHC, Inc. dated as of March 15, 2011

99.1	Press release text of PHC, Inc. dated March 16, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHC, INC.

Date: March 18, 2011	By: /s/ Bruce A. Shear__________
Bruce A. Shear, President
and Chief Executive Officer

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